DISTRIBUTION AGREEMENT


     THIS DISTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of November 8, 2002, between THE CHACONIA INCOME AND GROWTH FUND, INC., a Maryland corporation (the "Fund"), and CHACONIA FINANCIAL SERVICES, INC., a Rhode Island corporation (the "Distributor").

     WHEREAS, the Fund is a diversified open-end management investment Company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "40 Act");

     WHEREAS, the Distributor is a registered broker-dealer under state and federal laws and regulations and is a member of the National Association of Securities Dealers, Inc., and is experienced in providing distribution services to mutual funds and possesses sufficient facilities to provide such services; and

     WHEREAS, the Fund desires to utilize the Distributor to offer and sell its shares for a continuous offering of the Fund's shares (the "Shares") on a best-effort basis in certain states and the Distributor is willing to furnish such services in accordance with the terms set forth herein.

     NOW, THEREFORE, in consideration of the recitals and the mutual agreements contained herein, the parties agree as follows:

     1. Appointment of Distributor. Subject to the terms and for the period set forth in this Agreement, the Fund hereby appoints the Distributor as its exclusive agent for the distribution of the Shares for a continuous offering of the Shares on a best-effort basis, in jurisdictions where the Fund deems it necessary or advisable to offer and sell the Shares by means of a registered broker-dealer. The jurisdictions are listed on Schedule A, which may be amended or modified from time to time in accordance with applicable law and by agreement of the parties. The Shares shall be offered and sold only pursuant to, and on the terms contained in, the then current Prospectus of the Fund.

     2. Acceptance; Services of Distributor. The Distributor hereby accepts appointment as agent for the distribution of the Shares as provided in Section 1.

     3. Expenses Borne by Distributor. The Distributor will pay all its expenses incurred by it in connection with its offer and sale of the Shares hereunder, including, without limitation, accounting, legal, clerical and office expenses, rent, printing and postage expenses, reasonable and necessary travel expenses and fees for the performance of administrative services. The Fund may, at its election, make payments to the Distributor pursuant to the Fund's Distribution Plan for expenses the Distributor incurs in connection with distribution of the Shares, in the amount set forth on Schedule B, which may be amended or modified from time to time in accordance with applicable law and by agreement of the parties.

     4. Fee. Subject to Section 3, in connection with the Distributor's duties hereunder, the Fund may pay the Distributor the fees set forth on Schedule B.

     5. Repurchase of Shares. The Distributor may act as agent for the Fund in connection with the repurchase and redemption of the Shares by the Fund on the terms and conditions of the then current Prospectus of the Fund or as the Fund may otherwise direct. The Distributor may employ such subagents, including one or more participating brokers, for this purpose as the Distributor, in its sole discretion, shall deem to be advisable or desirable.

     6. Basis of Purchase and Sales of Shares. The Distributor's obligation to sell shares hereunder shall be on a best-efforts basis only and the Distributor shall not be obligated to sell any specific number of shares.

     7. Anti-Money Laundering Program.

          (a) The Fund hereby delegates to the Distributor, and the Distributor hereby accepts, responsibility for the implementation and operation of the Fund's anti-money laundering ("AML") program, as it relates to the operations and actions of the Distributor.

          (b) The Distributor hereby represents and warrants that the Distributor has received a copy of the Fund's AML program and undertakes to perform all responsibilities imposed on the Distributor as a service provider thereunder. The Fund hereby agrees to provide to the Distributor any amendment(s) to the AML program promptly after adoption of any such amendment(s) by the Fund. Copies of any such amendment shall be provided to the Distributor in accordance with Section 10.

          (c) The Distributor hereby represents and warrants that it has implemented and currently enforces an AML program that complies with all laws, regulations and regulatory guidance applicable to the Fund and the Distributor.

          (d) The Distributor agrees to furnish to the Fund, in accordance with
Section 10, the following: (i) a copy of the Distributor's AML program as in effect on the date hereof, and any material amendment thereto promptly after the adoption of any such amendment; (ii) a copy of any deficiency letter sent by federal examination authorities concerning the Distributor's AML program; and
(iii) upon request from the Fund, a report on the Distributor's AML program that includes a certification to the Fund concerning the Distributor's implementation of, and ongoing compliance with, its AML program, such certification in a form reasonably acceptable to the Fund, and a copy of any audit report prepared with respect to the Distributor's AML program.

          (e) The Distributor hereby consents to provide the Fund and regulators access to all records and information relating to the implementation and operation of, and compliance with, the Fund's AML program. The Distributor further agrees to permit the Fund and regulators to inspect the Distributor with respect to the Fund's and/or the Distributor's AML program.

     8. Duration and Termination. This Agreement shall remain in effect until two years from the date of this Agreement, and, unless sooner terminated as provided herein, shall

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

continue in force from year to year thereafter so long as continuance of the Agreement is approved annually by (i) the Fund's Board of Directors or by the holders of a majority of the outstanding securities of the Fund and (ii) a majority vote of the directors who are not "interested persons" (as defined in the 40 Act) of the Fund or the Distributor, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party.

     9. Responsibility and Indemnification.

          (a) The Distributor shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence, bad faith, willful misconduct or reckless disregard or breach of its duties hereunder. It shall be entitled to rely upon and may act upon the accounting records and reports generated by the Fund, advice of the Fund, or of counsel for the Fund and upon statements of the Fund's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of the Distributor, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without negligence, bad faith, willful misconduct or reckless disregard of its duties.

          (b) Nothing herein contained shall be construed to protect the Distributor against any liability to the Fund or its security holders to which the Distributor shall otherwise be subject by reason of willful misfeasance, bad faith, negligence in the performance of its duties on behalf of the Fund, reckless disregard or breach of the Distributor's obligations and duties under this Agreement or the willful violation of any applicable law.

          (c) Except as may otherwise be provided by applicable law, neither the Distributor nor its stockholder(s), officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to the Distributor by the Fund or its authorized agents or in connection with any error in judgment or mistake of law or any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or negligence in the performance of its duties, by reason of reckless disregard or breach of the Distributor's obligations and duties under this Agreement or the willful violation of any applicable law.

     10. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may from time to time designate for the receipt of such notice.

     11. Assignment. This Agreement shall neither be assignable nor subject to pledge or hypothecation and in the event of assignment, pledge or hypothecation this Agreement shall automatically terminate. For purposes of determining whether an "assignment" has occurred, the definition of "assignment" in section 202(a)(1) of the Investment Advisers Act of 1940, as amended, shall control.

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

     12. Miscellaneous.

          (a) This Agreement shall be construed in accordance with the laws of the State of Maryland, provided that nothing herein shall be construed in a manner inconsistent with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any rule or order of the Securities and Exchange Commission under such Acts or any rule of the National Association of Securities Dealers, Inc.

          (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          (d) The validity, construction and operation of this Agreement shall be governed by the laws of the State of Maryland, except where preempted by the provisions of federal law.

          (e) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

          (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                           THE CHACONIA INCOME AND
                                           GROWTH FUND, INC.



                                           BY: /s/ Clarry Benn
                                              ----------------------------------
                                               Clarry Benn, President



                                           THE CHACONIA FINANCIAL SERVICES, INC.



                                           BY: /s/ Larry Olton
                                              ----------------------------------
                                               Larry Olton, President



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

                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT


Jurisdictions:
-------------

United States of America




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

                                   SCHEDULE B
                                     TO THE
                             DISTRIBUTION AGREEMENT


12b-1 Fees. Up to 50 basis point 12b-1 fees in accordance with the Fund's Distribution Plan.








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